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                  Consent of Independent Auditors                EXHIBIT 7(a)

We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated April 9, 1997 (with respect to the financial statements of Security Life Separate Account L1) and April 11, 1997 (with respect to the financial statements of Security Life of Denver Insurance Company), included in Post-Effective Amendment No. 5 to the Registration Statement (Form S-6 No. 33-74190) and related Prospectus of Security Life of Denver Insurance Company and Security Life Separate Account L1 dated October 29, 1997.

                                                              /s/
                                                              ERNST & YOUNG LLP
Denver, Colorado
October 29, 1997